UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 3, 2008

Synovics Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22011	86-0760991
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

5360 Northwest 35th Avenue, Ft. Lauderdale, FL		33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (954) 486-4590

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangement of Certain Officers

          On July 3, 2008, the Board of Directors of the Registrant appointed Mr. Jyotindra Gange to be the Registrant’s Principal Executive Officer on an interim basis, effective immediately, and accepted the resignation of Dr. Ronald Lane as the Registrant’s Chief Executive Officer. Dr. Lane will continue as the Registrant’s Chairman of the Board.

          Mr. Gange, aged 59, has served since May 2008 on the Board of Directors of the Registrant. Mr. Gange currently serves as Chief Financial Officer of Maneesh Pharmaceuticals Ltd. (“Maneesh”), a pharmaceuticals manufacturing and distribution company based in India. From 2001 until joining Maneesh in November 2007, Mr. Gange was Chief Financial Officer of Multi Arc India Ltd., a provider of industrial coatings. From 2000 to 2001, Mr. Gange was Chief Finance Officer at Bharat Serums and Vaccines Ltd., an Indian pharmaceuticals company, and from 1997 to 2000, he was Vice President - Finance at Universal Ferrous Ltd., a producer of ferro alloys. Mr. Gange is a Chartered Accountant in India.

           As previously reported, Maneesh is currently an affiliate of the Registrant, and three of its designees, Vinay Sapte, Maneesh Sapte, and Mr. Gange serve on the Registrant’s Board of Directors.

          A copy of the press release announcing the appointment of Mr. Gange is attached as Exhibit 99.1 hereto.

Item 9.01.   Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

99.1 Press Release dated July 10, 2008

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2008

SYNOVICS PHARMACEUTICALS, INC.

By: /s/ Jyotindra Gange
	Name:	Jyotindra Gange
	Title:	Principal Executive Officer